UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 30, 2008

Commission File Number: 000-32865

WORDLOGIC CORPORATION
(Exact Name of Registrant as Specified in Charter)

NEVADA
(state or other jurisdiction of incorporation or organization)

650 West Georgia Street, Suite 2400
Vancouver, British Columbia, Canada V6B 4N7
(Address of principal executive offices)

(604) 257-3660
Issuer’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry into Material Definitive Agreement
Item 5.02	Appointment of Certain Officers

On September 30, 2008, Wordlogic Corporation (the “Company”) entered into a consulting agreement with James P. Yano, to serve as the Company’s Chief Operations Officer (the “Consulting Agreement”).  Mr. Yano has agreed to develop the Company’s business model and expand the Company’s distribution channels, commercialization opportunities and a marketing strategy for its predictive text input technology.

Consulting Agreement

According to the Consulting Agreement, Mr. Yano will serve as the Company’s Chief Operations Officer from October 1, 2008 until September 30, 2011.  The Consulting Agreement can be renewed with consent from both parties.  Mr. Yano will be compensated with a monthly salary of $18,000 and options to purchase 1,500,000 shares of the Company’s common stock (the “Options”) with the following conditions:

•	The Options will vest at a rate of 40,000 per month, with any remainder vesting on September 30, 2011.
•	The Options are exercisable at $0.80 per share and contain cashless exercise provisions.
•	Vested Options will expire 24 months after vesting. All Options, whether vested or unvested, will expire upon the delivery of notice of the termination of the Consulting Agreement.

The Consulting Agreement may be terminated by either Mr. Yano or the Company with 7 days written notice.

Business experience

Mr. Yano has over 10 years experience in sales and marketing.  In that time he has served in various executive and managerial positions with companies specializing in software and scientific equipment.  From 2001 to 2005, Mr. Yano served as a Marketing Manager with Agilent Technologies Inc., a $6 Billion scientific instruments/analysis equipment maker.  During this time, Mr. Yano organized product development, strategized new product concepts, executed the introduction of new products onto the market and exceeded sales forecasts.  From 2005 to the present, Mr. Yano has been working as Vice President of Marketing and International Channels with Aspetrics, Inc, a process instrument manufacturer.  Mr. Yano once again identified new products and market opportunities and commercialized the company’s concepts through the development of relationships with manufacturers and distribution agents.

There are no other understandings or arrangements between Mr. Yano and any other person pursuant to which Mr. Yano was selected as a director or executive officer. There are no family relationships between Mr. Yano and any of the other members of the Company’s board of directors.  Mr. Yano holds no directorships in any other public companies.

Item 9.01 Exhibits

(c)	Exhibits. The following exhibits are included as part of this report:
	10.1	Consulting Agreement between the Company and James P. Yano dated September 30, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 6, 2008	WORDLOGIC CORPORATION
(Registrant)

By:	/s/ Frank Evanshen
President, Chief Executive Officer, Director